UNITED STATES  SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549


                      ------------------------



                             FORM 8-K



                          CURRENT REPORT



  Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                             of 1934


Date of Report: Feb 12, 1998   Date of Earliest Event reported: Nov 12, 1997




                   APPLIED INTELLIGENCE GROUP, INC.
         (Exact name of Registrant as specified in its charter)



         OKLAHOMA                     000-21729               73-1247666
(State or other jurisdiction    (Commission File Number)   (I.R.S. Employer
     of incorporation)                                    Identification No.)



                           13800 BENSON ROAD
                       EDMOND, OKLAHOMA   73013
         (Address of principal executive offices and zip code)



    Registrant's telephone number, including area code: (405) 936-2300














=============================================================================



ITEM 5.  OTHER EVENTS

The Board of Directors of Applied Intelligence Group, Inc. has appointed two outside Directors to its Board of Directors. Mr. Jimmy M. Wright was appointed as a Class III Director to a term expiring at the Annual Meeting of Shareholders in June 1999, and Mr. Lewis B. Kilbourne was appointed as a Class I Director to a term expiring at the Annual Meeting of Shareholders in June 2000. A copy of the press release is attached hereto as Exhibit
99.2 and is hereby incorporated by reference.

The attached press release may contain forward looking information. Readers are cautioned that such information involves risks and uncertainties, including the possibility that events may occur which impair the Company's future financial results or preclude completion of future acquisitions by the Company. A copy of the press release is attached hereto as Exhibit 99.2 and is hereby incorporated by reference.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.


     Exhibit 99.2   Press Release dated February 11, 1998









                            SIGNATURE


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

                                   APPLIED INTELLIGENCE GROUP, INC.
                                            (Registrant)



Date:  February  12, 1998                  By: /s/John M. Duck

                                           John M. Duck
                                           VICE PRESIDENT & CHIEF
                                           FINANCIAL OFFICER











EXHIBIT 99.2


For Immediate Release


Contact:
Tony Schor                         Kay Titchenal
Investor Awareness, Inc.           Applied Intelligence Group,Inc.
847-945-2222                       405-936-2340
Investawar@aol.com                 ktitchenal@aig.vialink.com




                 APPLIED INTELLIGENCE GROUP, INC.

                  NAMES TWO OUTSIDE DIRECTORS

Edmond, OK, February 11, 1998 -- Applied Intelligence Group, Inc. (Nasdaq: IQIQ), www.aig.vialink.com, named Jimmy M. Wright, recently retired from Wal-Mart Stores, Inc. and Lewis B. "Bucky" Kilbourne, Professor of Finance and Economics, Oklahoma City University and former Chief Financial Officer of Sonic Corporation (Nasdaq: SONC) to its board of directors. The announcement was made by Robert L. Barcum, Chairman and CEO, Applied Intelligence Group, Inc.

Jimmy M. Wright has been actively involved in Logistics for more than 25 years. For the past 13 years he worked for Wal-Mart Stores where he had direct responsibilities for the complete distribution network system. During his tenure as Vice President of Distribution for Wal-Mart, he was involved in all facets of strategic planning, including Supply Chain
Management, Personnel, Site Selection, and Building Design.   During his
last year at Wal-Mart, his 30,000 associates executed the receipt and shipment of well over 2 billion cases of merchandise through Wal-Mart's 38 million square feet of distribution center space.

In addition, Mr. Wright sat on the Administrative Investment Committee of Wal-Mart's Profit Sharing program and is one of the founding board members of Wal-Mart's 401(k) program. He is an active member of the Council of Logistics Management as well as an active advisor to the Defense Logistics Agency. He also has been a multi-year participant in the U. S. Army's Wise Person summits, which advise the Deputy Chief of Staff Logistics on strategic logistics issues and trends.

Lewis B. "Bucky" Kilbourne, Ph.D. has twenty years of financial experience in the retail, restaurant and banking business. Dr. Kilbourne has a B.A. from Louisiana State University and a M.A. and Ph.D. from the University of Pensylvania. Additionally, Dr. Kilbourne is President of Kilbourne and Associates, Inc., a management consulting firm located in Oklahoma City that works with regional firms experiencing earnings and cash flow problems in the retail and restaurant industry.

In making the announcement, Barcum said, "We are delighted to welcome the addition of these two prestigious new board members that together bring a wealth of finance, distribution and retail industry experience. As Applied Intelligence Group continues to grow, we look forward to the integral role these individuals will play in our continued success."

Applied Intelligence Group, Inc. is a leading major systems integration and consulting firm. The company combines the innovative use of high technology and leading-edge Internet-based applications to improve the products, services and communication capabilities of clients in a wide range of industries. The company has recently gained notice for its development of innovative Internet-based electronic commerce activities, marketed as viaLink Services, and an Internet-based human resources business called ijob.


For more information, contact Investor Awareness, Inc. at 847-945-2222.


                              -ALL-